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                                                                     Exhibit 3.2


                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               MININGCO.COM, INC.


                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
                   -------------------------------------------

          MiningCo.com, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

          FIRST: That Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, stating the total number of shares the Corporation is authorized to issue, is hereby amended to include the following paragraph:

               Each 2.809 shares of the Corporation's Common Stock, par value $.001 per share, issued and outstanding immediately prior to 6:00 P.M. on a date prior to the initial public offering of the Corporation's common stock, as determined by the officers of the Corporation, shall be converted and reclassified automatically effective as of such date at 6:00 P.M., Delaware time, into 1 share of the Corporation's Common Stock, par value $.001 per share, so that each share of the Corporation's Common Stock issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued but, in lieu thereof, the Corporation will round the number of shares of the Corporation's Common Stock issuable to each holder up to the nearest whole share of Common Stock.

          SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Scott P. Kurnit, its President, Chief Executive Officer and Chairman of the Board of Directors, this ___ day of March 1999.


                                      By:
                                         ---------------------------------------
                                         Scott P. Kurnit
                                         President, Chief Executive Officer and
                                           Chairman of the Board of Directors

ATTEST:


----------------------------------
Robert W. Harris, Secretary